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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Stock Option Plan, the 1994 Stock Option Plan, the 1995 Director Option Plan, the 1995 Employee Stock Purchase Plan, the 1998 Nonstatutory Stock Option Plan, and the 1998 Stock Option Plan of Diamond Multimedia Systems, Inc. of our report dated January 21, 1999, with respect to the consolidated financial statements and schedule of S3 Incorporated included in the Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                           /s/ ERNST & YOUNG LLP
                                          ------------------------------
                                          Ernst & Young LLP

San Jose, California
September 27, 1999